Exhibit 1.1

DISTRIBUTION AGREEMENT

February 28, 2022

BofA Securities Inc.

One Bryant Park

New York, New York 10036

MUFG Securities Americas Inc.

1221 Avenue of the Americas, 6th Floor

New York, New York 10020

RBC Capital Markets, LLC

200 Vesey Street, 8th Floor

New York, New York 10281

Ladies and Gentlemen:

Atlantica Sustainable Infrastructure plc, registered in England and Wales with the company number 08818211 and having its registered office at Great West House (Gw1), Great West Road, Brentford TW8 9DF, London, United Kingdom (the “Company”), confirms its agreement with BofA Securities Inc., MUFG Securities Americas Inc. and RBC Capital Markets, LLC, together with each other person which from time to time during the Term (as defined in Section 1(a) below) executes and delivers a joinder agreement substantially in the form attached hereto as Exhibit A (the “Joinder Agreement”), as agents and/or as principals under any Terms Agreement (as defined in Section 1(a) below) (each, an “Agent” and collectively, the “Agents”), with respect to the issuance and sale from time to time by the Company, in the manner and subject to the terms and conditions described below in this Distribution Agreement (this “Agreement”), of ordinary shares with a nominal value $0.10 per share (the “Ordinary Shares”), of the Company having an aggregate Gross Sales Price (as defined in Section 2(b) below) of up to $150,000,000 (the “Maximum Amount”) on the terms set forth in Section 1 of this Agreement. Such shares are hereinafter collectively referred to as the “Shares” and are described in the Prospectus referred to below.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-3 (File No. 333-258395) (the “Registration Statement”) for the registration of the Shares and other securities of the Company under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Act”); and such registration statement sets forth the terms of the offering, sale and plan of distribution of the Shares and contains additional information concerning the Company and its business. Except where the context otherwise requires, “Registration Statement” as used herein, means the Registration Statement, as amended at the time of such Registration Statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the Agents, including (1) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein and (2) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Act, to be part of the Registration Statement at the effective time. “Base Prospectus” means the prospectus dated August 3, 2021 filed as part of the Registration Statement, including the documents incorporated by reference therein as of the date of such prospectus; “Prospectus Supplement” means the prospectus supplement dated the date hereof to the base prospectus and relating to the Shares, filed by the Company with the Commission pursuant to Rule 424(b) under the Act in connection with a public offering or sale of Shares pursuant hereto, in the form furnished by the Company to the Agents in connection with the offering of the Shares; “Prospectus” means the Prospectus Supplement (and any additional prospectus supplement prepared in accordance with the provision of Section 4(h) of this Agreement and filed in accordance with the provisions of Rule 424(b)) together with the Base Prospectus attached to or used with the Prospectus Supplement; and “Permitted Free Writing Prospectus” has the meaning set forth in Section 3(b). Any reference herein to the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall, unless otherwise stated, be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference therein pursuant to Item 6 of Form F-3 under the Act, as of the date of such Base Prospectus, Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement or any Permitted Free Writing Prospectus shall, unless stated otherwise, be deemed to refer to and include the filing or furnishing of any document pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”) on or after the initial effective date of the Registration Statement, or the date of the Base Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, that is incorporated by reference therein or deemed incorporated by reference. References in this Agreement to financial statements or other information that is “contained,” “included,” “described,” “set forth” or “provided” in the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus and any similar references shall, unless stated otherwise, include any information incorporated or deemed to be incorporated by reference therein.

Pursuant to an agreement entered into with Algonquin Power & Utilities Corp. (“Algonquin”), Algonquin or one or more of its subsidiaries as designated by Algonquin (the “AQN Investor”) has the right but not the obligation to purchase a number of ordinary shares to maintain its percentage interest in the Company, subject to certain adjustments and conditions. In connection with this, on August 3, 2021, the Company entered into an agreement (the “ATM Plan Letter Agreement”) with Algonquin, pursuant to which the Company will offer the AQN Investor the right but not the obligation (the “ATM Preemptive Right”) on a quarterly basis, to purchase a number of ordinary shares to maintain its percentage interest in the Company at the average price of the Shares sold under an “at-the market program” for an aggregate offering size of up to $150,000,000, adjusted for any dividends, distributions, reorganizations, business combinations or similar transactions in the previous quarter in connection with the furnishing or filing by the Company of its quarterly or annual financial statements on Form 6-K or Form 20-F with the Commission and certain quarterly meetings of Algonquin’s board of directors, subject to certain conditions further described in the ATM Plan Letter Agreement, including the non-occurrence of a material adverse effect with respect to the Company. In the event that the AQN Investor exercises such ATM Preemptive Right, the Company and the AQN Investor will enter into a subscription agreement with a settlement date no earlier than three business days and no later than one hundred and eighty calendar days from Algonquin’s notice that it is subscribing for the ordinary shares.

The Company and each Agent agree as follows:

1.     Issuance and Sale.

(a)          Upon the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein and provided the Company provides the Agents with any due diligence materials and information reasonably requested by the Agents necessary for the Agents to satisfy their due diligence obligations, on any Exchange Business Day (as defined below) selected by the Company, the Company may from time to time seek to sell Shares through an Agent that the Company has designated as sales agent to sell Shares pursuant to the terms of this Agreement from time to time (each, a “Designated Agent”), acting as sales agent, and the Company and such Designated Agent shall enter into an agreement in accordance with Section 2 hereof regarding the number of Shares to be placed by such Designated Agent, as sales agent, and the manner in which and other terms upon which such placement is to occur (each such transaction being referred to as an “Agency Transaction”). The Company may also offer to sell the Shares directly to one or more Agents, acting as principal, in which event the Company will notify the Agent or Agents, and such parties shall enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Exhibit B hereto (with such changes thereto as may be agreed upon by the Company and such Agent or Agents to accommodate a transaction involving additional underwriters), relating to such sale in accordance with Section 2(g) of this Agreement (each such transaction being referred to as a “Principal Transaction”). As used herein, (i) the “Term” shall be the period commencing on the date hereof and ending on the earlier of (x) the date on which the aggregate Gross Sales Price of Shares issued and sold pursuant to this Agreement and any Terms Agreements equal to the Maximum Amount and (y) any termination of this Agreement pursuant to Section 8, (ii) an “Exchange Business Day” means any day during the Term that is a trading day for the Exchange other than a day on which trading on the Exchange is scheduled to close prior to its regular weekday closing time, and (iii) “Exchange” means the Nasdaq Global Select Market.

(b)          Subject to the terms and conditions set forth below, each Agent, at any time it is a Designated Agent, will use commercially reasonable efforts, consistent with its normal trading and sales practices, to sell Shares in accordance with the terms and subject to the conditions hereof and of the applicable Transaction Acceptance (as defined below). Neither the Company nor any Agent shall have any obligation to enter into an Agency Transaction. The Company shall be obligated to issue and sell through the Designated Agent, and the Designated Agent shall be obligated to use commercially reasonable efforts, consistent with its normal trading and sales practices and as provided herein and in the applicable Transaction Acceptance, to place Shares only if and when the Company makes a Transaction Proposal to the Designated Agent related to such an Agency Transaction and a Transaction Acceptance related to such Agency Transaction has been delivered to the Company by the Designated Agent as provided in Section 2 below.

(c)          Each Agent, as agent in any Agency Transaction, hereby covenants and agrees not to make any sales of the Shares on behalf of the Company pursuant to this Agreement other than (A) by means of ordinary brokers’ transactions between members of the Exchange that qualify for delivery of a Prospectus in accordance with Rule 153 under the Act and meet the definition of an “at the market offering” under Rule 415(a)(4) under the Act (such transactions are hereinafter referred to as “At the Market Offerings”) and (B) such other sales of the Shares on behalf of the Company in its capacity as agent of the Company as shall be agreed by the Company and the Agent or Agents in writing under a Terms Agreement.

(d)          If Shares are to be sold in an Agency Transaction in an At the Market Offering, the Designated Agent will confirm in writing to the Company the number of Shares sold on any Exchange Business Day and the related Gross Sales Price and Net Sales Price (as each of such terms is defined in Section 2(b) below) no later than six hours prior to the opening of trading on the immediately following Exchange Business Day in which the Shares are sold under this Section 1(d).

(e)          If the Company or its transfer agent (if applicable) shall default on its obligation to deliver Shares to the Designated Agent pursuant to the terms of any Agency Transaction or Terms Agreement (other than as a result of the Designated Agent failing to timely deliver the Transaction Acceptance), the Company shall (i) indemnify and hold harmless the Designated Agent and its successors and assigns from and against any and all losses, claims, damages, liabilities and expenses arising from or as a result of such default by the Company and (ii) notwithstanding any such default, pay to the Designated Agent the commission to which it would otherwise be entitled in connection with such sale in accordance with Section 2(b) below.

(f)          The Company acknowledges and agrees that (i) there can be no assurance that any Designated Agent will be successful in selling the Shares, (ii) no Designated Agent shall incur any liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason other than a failure by the Designated Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares in accordance with the terms of this Agreement, and (iii) no Agent shall be under any obligation to purchase Shares on a principal basis pursuant to this Agreement, except as may otherwise be specifically agreed by such Agent and the Company in a Terms Agreement.

2.       Transaction Acceptances and Terms Agreements.

(a)          The Company may, from time to time during the Term, propose to a Designated Agent that they enter into an Agency Transaction to be executed on a specified Exchange Business Day or over a specified period of Exchange Business Days, which proposal shall be made to the Designated Agent by telephone or by email from any of the individuals listed as an authorized representative of the Company on Schedule A hereto to make such sales and shall set forth the information specified below (each, a “Transaction Proposal”). If the Designated Agent agrees to the terms of such proposed Agency Transaction or if the Company and the Designated Agent mutually agree to modified terms for such proposed Agency Transaction, then the Designated Agent shall promptly deliver to the Company by email a notice (each, a “Transaction Acceptance”) confirming the terms of such proposed Agency Transaction as set forth in such Transaction Proposal or setting forth the modified terms for such proposed Agency Transaction as agreed by the Company and the Designated Agent, as the case may be; provided that, following such email confirming acceptance, the Company will also be obligated to promptly return the countersigned Transaction Acceptance to the Designated Agent by email for the parties’ records, whereupon such Agency Transaction shall become a binding agreement between the Company and the Designated Agent. Each Transaction Proposal shall specify:

(i)	the Exchange Business Day(s) on which the Shares subject to such Agency Transaction are intended to be sold (each, a “Purchase Date”);

(ii)	the maximum number of Shares to be sold by the Designated Agent (the “Specified Number of Shares”) on, or over the course of, such Purchase Date(s), or as otherwise agreed between the Company and Designated Agent and documented in the relevant Transaction Acceptance (in any event not in excess of the amount available for issuance under the Prospectus and the currently effective Registration Statement as described below);

(iii)	the lowest price, if any, at which the Company is willing to sell Shares on each such Purchase Date or a formula pursuant to which such lowest price shall be determined (each, a “Floor Price”);

(iv)	if other than 1.00% of the Gross Sales Price, the Designated Agent’s discount or commission; and

(v)	other customary parameters and conditions.

A Transaction Proposal shall not set forth a Specified Number of Shares and Floor Price, the product of which, when added to the aggregate Gross Sales Price of Shares previously purchased and to be purchased pursuant to pending Transaction Acceptances (if any) hereunder and any Terms Agreements, results or could result in a total Gross Sales Price that exceeds the Maximum Amount nor shall it set forth a Floor Price which is lower than the minimum price therefor designated, if any, from time to time by any authorized representative of the Company on Schedule A hereto to whom such authority has been duly and properly delegated by the Company’s board of directors. The Company shall have responsibility for maintaining records with respect to the aggregate number and aggregate Gross Sales Price of Shares sold and for otherwise monitoring the availability of Shares for sale under the Registration Statement and for insuring that the aggregate number and aggregate Gross Sales Price of Shares offered and sold does not exceed, and the price at which any Shares are offered or sold is not lower than, the aggregate number and aggregate Gross Sales Price of Shares and the minimum price therefor designated, if any, from time to time by any authorized representative of the Company on Schedule A hereto to whom such authority has been duly and properly delegated by the Company’s board of directors. In the event that more than one Transaction Acceptance with respect to any Purchase Date(s) is delivered by the Designated Agent to the Company, the latest Transaction Acceptance shall govern any sales of Shares for the relevant Purchase Date(s), except to the extent of any action occurring pursuant to a prior Transaction Acceptance and prior to the delivery to the Company of the latest Transaction Acceptance. The Company or the Designated Agent may, upon notice to the other such party by telephone (confirmed promptly by e-mail), suspend or terminate the offering of the Shares pursuant to Agency Transactions for any reason; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice or their respective obligations under any Terms Agreement. Notwithstanding the foregoing, if the terms of any Agency Transaction contemplate that Shares shall be sold on more than one Purchase Date, then the Company and the Designated Agent shall mutually agree to such additional terms and conditions as they deem reasonably necessary in respect of such multiple Purchase Dates, and such additional terms and conditions shall be set forth in or confirmed by, as the case may be, the relevant Transaction Acceptance and be binding to the same extent as any other terms contained therein. During any term of suspension, the Company shall not be obligated to deliver (or cause to be delivered) any of the documents referred to in Sections 6(b) through 6(d) and 6(f), be deemed to affirm any of the representations or warranties contained in this Agreement pursuant to Sections 3 or 6(a) hereof, or be obligated to conduct any due diligence session referred to Section 6(f) until the termination of the suspension and the recommencement of the offering of the Shares pursuant to this Agreement (which recommencement shall constitute a Bring-Down Delivery Date, as defined in Section 6(b)).

(b)          The Purchase Date(s) in respect of the Shares deliverable pursuant to any Transaction Acceptance shall be set forth in or confirmed by, as the case may be, the applicable Transaction Acceptance. Except as otherwise agreed between the Company and the Designated Agent, the Designated Agent’s commission for any Shares sold through the Designated Agent pursuant to this Agreement shall be a percentage, not to exceed 1.00%, of the actual sales price of such Shares (the “Gross Sales Price”), which commission shall be as set forth in or confirmed by, as the case may be, the applicable Transaction Acceptance; provided, however, that such commission shall not apply when the Designated Agent acts as principal, in which case such commission or a discount shall be set forth in the applicable Terms Agreement. Notwithstanding the foregoing, in the event the Company engages the Designated Agent for a sale of Shares that would constitute a “distribution,” within the meaning of Rule 100 of Regulation M under the Exchange Act or a “block” within the meaning of Rule 10b-18(a)(5) under the Exchange Act, the Company will provide the Designated Agent, at the Designated Agent’s request and upon reasonable advance notice to the Company, on or prior to the Settlement Date the opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 5 hereof that the Company would be required to provide to the Designated Agent in connection with the sales of Shares pursuant to a Terms Agreement, each dated the Settlement Date, and such other documents and information as the Designated Agent shall reasonably request, and the Company and the Designated Agent will agree to compensation that is customary for the Designated Agent with respect to such transaction. The Gross Sales Price less the Designated Agent’s commission and after deduction for any transaction fees, transfer taxes (including any UK stamp duty and/or stamp duty reserve tax) or similar taxes or fees imposed by any governmental, regulatory or self-regulatory organization in respect of the sale of the applicable Shares is referred to herein at the “Net Sales Price.”

(c)          Payment of the Net Sales Price for Shares sold by the Company on any Purchase Date pursuant to a Transaction Acceptance shall be made to the Company by wire transfer of immediately available funds to the account of the Company (which the Company shall provide to the Designated Agent at least one Exchange Business Day prior to the applicable Agency Settlement Date (as defined below)) against delivery of such Shares to the Designated Agent’s account, or an account of the Designated Agent’s designee, at The Depository Trust Company through its Deposit and Withdrawal at Custodian System (“DWAC”) or by such other means of delivery as may be agreed to by the Company and the Designated Agent. Such payment and delivery shall be made at or about 10:00 a.m. (New York City time) on the second Exchange Business Day (or such other day as may, from time to time, become standard industry practice for settlement of such a securities issuance or as agreed to by the Company and the Designated Agent) following each Purchase Date (each, an “Agency Settlement Date”).

(d)          If, as set forth in or confirmed by, as the case may be, the related Transaction Acceptance, a Floor Price has been agreed to by the parties with respect to a Purchase Date, and the Designated Agent thereafter determines and notifies the Company that the Gross Sales Price for such Agency Transaction would not be at least equal to such Floor Price, then the Company shall not be obligated to issue and sell through the Designated Agent, and the Designated Agent shall not be obligated to place, the Shares proposed to be sold pursuant to such Agency Transaction on such Purchase Date, unless the Company and the Designated Agent otherwise agree in writing.

(e)          If either party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Shares, it shall promptly notify the other party and sales of the Shares under this Agreement, any Transaction Acceptance or any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(f)	(i) If the Company wishes to issue and sell the Shares pursuant to this Agreement but other than as set forth in Section 2(a) of this Agreement, it will notify the Agent or Agents of the proposed terms of the Principal Transaction. If such Agent or Agents, acting as principal, wishes to accept such proposed terms of such Principal Transaction (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, the Company and such Agent or Agents shall enter into a Terms Agreement setting forth the terms of such Principal Transaction.

(ii)The terms set forth in a Terms Agreement shall not be binding on the Company or such Agent or Agents unless and until the Company and the such Agent or Agents have each executed and delivered such Terms Agreement accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement shall control.

(g)          Each sale of the Shares to an Agent or Agents in a Principal Transaction shall be made in accordance with the terms of this Agreement and a Terms Agreement, which shall provide for the sale of such Shares to, and the purchase thereof by, the Agent or Agents. A Terms Agreement may also specify certain provisions relating to the reoffering of such Shares by such Agent or Agents. The commitment of the Agent or Agents to purchase the Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements of the Company contained, and shall be subject to the terms and conditions set forth, in this Agreement and such Terms Agreement. Any such Terms Agreement shall specify the number of the Shares to be purchased by the Agent or Agents pursuant thereto, the price to be paid to the Company for such Shares, any provisions relating to rights of, and default by, underwriters, if any, acting together with such Agent or Agents in the reoffering of the Shares, and the time and date (each such time and date being referred to herein as a “Principal Settlement Date”; and, together with any Agency Settlement Date, a “Settlement Date”) and place of delivery of and payment for such Shares.

(h)          Notwithstanding any other provision of this Agreement, the Company shall not offer, sell or deliver, or request the offer or sale, of any Shares pursuant to this Agreement (whether in an Agency Transaction or a Principal Transaction) and, by notice to any Agent given by telephone (confirmed promptly by email), shall cancel any instructions for the offer or sale of any Shares, and the Agents shall not be obligated to offer or sell any Shares, (i) during any period in which the Company’s insider trading policy, as it exists on the date of this Agreement, would prohibit the purchases or sales of the Company’s Ordinary Shares by any of its officers or directors, which such period shall be deemed to end on the date on which the Company’s subsequent Annual Report (as defined below) or Quarterly Report (as defined below) is filed or furnished, respectively, with the Commission, (ii) during any period in which the Company is, or could be deemed to be, in possession of material non-public information or (iii) at any time from and including the date on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations through and including the time that is 24 hours after the time that the Company furnishes or files, respectively, a quarterly report on Form 6-K, containing reviewed quarterly financial statements for the three months ended March 31, June 30 or September 30 (each a “Quarterly Report”) or an annual report pursuant to Section 13 or 15(d) of the Exchange Act on Form 20-F (the “Annual Report”), as applicable.

(i)           The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Shares by the Company under this Agreement shall be effected only on any Exchange Business Day.

(j)          Anything in this Agreement to the contrary notwithstanding, the Company shall not authorize the issuance and sale of, and a Designated Agent, as sales agent, shall not be obligated to use its commercially reasonable efforts, consistent with its normal trading and sales practices, to sell, any Shares at a price lower than the minimum price therefor designated, if any, from time to time by the Company’s board of directors or, if permitted by applicable law and the Company’s memorandum and articles of association, a duly authorized committee thereof or any authorized representative of the Company on Schedule A hereto to whom such authority has been duly and properly delegated by the Company’s board of directors, or in a number in excess of the number of Shares approved for listing on the Exchange, or in excess of the number or amount of Shares available for issuance on the Registration Statement or as to which the Company has paid the applicable registration fee, it being understood and agreed by the parties hereto that compliance with any such limitations shall be the sole responsibility of the Company.

3.       Representations, Warranties and Agreements of the Company. The Company represents and warrants to, and agrees with, each Agent party hereto, on and as of (i) the date hereof, (ii) each date on which the Company receives a Transaction Acceptance from a Designated Agent (the “Time of Acceptance”), (iii) each date on which the Company executes and delivers a Terms Agreement, (iv) each Time of Sale (as defined in Section 3(a)), (v) each Settlement Date, (vi) each Bring-Down Delivery Date (as defined in Section 6(b)) and (vii) each date on which the Company executes and delivers a Joinder Agreement (each such date listed in (i) through (vii), a “Representation Date”), as follows:

(a)          The Company meets the requirements for use of Form F-3 under the 1933 Act. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405) and the Shares have been and remain eligible for registration by the Company on such automatic shelf registration statement. Each of the Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, and, no order preventing or suspending the use of the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information.

The Registration Statement, at the time of its effectiveness and as of the date hereof and, as then amended or supplemented, as of each other Representation Date will comply, in all material respects, with the requirements of the Act; the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, and, in each case, as of each Representation Date, complied and will comply in all material respects, with the requirements of the Act and each Prospectus delivered to the Agents for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieved System or any successor system thereto (EDGAR), except to the extent permitted by Regulation S-T.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”).

(b)          Neither the Registration Statement nor any amendment thereto, at its effective time, on the date hereof or, as of each Representation Date, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus, as then amended or supplemented, together with all of the then issued Permitted Free Writing Prospectuses, if any, as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b) and as of each Representation Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were filed with the Commission, as the case may be, when read together with the other information in the Registration Statement or the Prospectus, as the case may be, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the Prospectus or any Permitted Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Agent expressly for use therein (it being understood that such information consists solely of the information specified in Section 9(b)). As used herein, “Time of Sale” means (i) with respect to each offering of Shares pursuant to this Agreement, the time of an Agent’s initial entry into contracts with investors for the sale of such Shares and (ii) with respect to each offering of Shares pursuant to any relevant Terms Agreement, the time of sale of such Shares.

(c)          Prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any of the Shares by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Base Prospectus. The Company represents and agrees that, unless it obtains the prior consent of the Agents, until the termination of this Agreement, it has not made and will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus” (as defined in Rule 433 under the Act) or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Act) other than any Permitted Free Writing Prospectus. Any such free writing prospectus relating to the Shares consented to by the Agents (including any Free Writing Prospectus prepared by the Company solely for use in connection with the offering contemplated by a particular Terms Agreement) is hereinafter referred to as a “Permitted Free Writing Prospectus”. The Company has complied and will comply in all material respects with the requirements of Rule 433 under the Act applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. The conditions set forth in one or more of sub-clauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Act are satisfied, and the registration statement relating to the offering of the Shares contemplated hereby, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 under the Act, satisfies the requirements of Section 10 of the Act; the Company is not disqualified, by reason of Rule 164(f) or (g) under the Act, from using, in connection with the offer and sale of the Shares, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act. The Company has paid or, no later than the business day after the date of this Agreement, will pay the registration fee for the offering of the Maximum Amount of Shares pursuant to Rule 457 under the Act.

(d)          A) At the original effectiveness of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the 1933 Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the 1933 Act, and (D) as of each Representation Date, the Company was and is a “well-known seasoned issuer” (as defined in Rule 405).

(e)          At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(f)          The accountants who certified the financial statements and supporting schedules included in the Registration Statement and the Prospectus are an independent registered public accounting firm with respect to the Company within the meaning of the U.S. Securities Act of 1933, as amended, and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States) (PCAOB).

(g)          The financial statements of the Company and its subsidiaries and the related notes thereto included or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in accordance with the International Financial Reporting Standards, as issued by the International Accounting Standards Board (“IASB”) (“IFRS-IASB”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in accordance with IFRS-IASB the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus present fairly the information shown therein and, except as described therein, have been compiled on a basis consistent with that of the audited financial statements included therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement and the Prospectus under the Act. All disclosures contained in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language (“XBRL Data”) incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(h)          Except as disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, there has not been (a) any material change in the capital stock or long-term debt (excluding any immaterial project financing debt) of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or (b) any event or development which could constitute a material adverse effect on the condition (financial or otherwise), prospects, management, earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, or on the performance by the Company of its obligations under this Agreement or any Terms Agreement (a “Material Adverse Effect”).

(i)           The Company and its subsidiaries have been duly organized and are validly existing under the laws of their respective jurisdictions of incorporation. The Company and each of its subsidiaries has power and authority (corporate and other) to own its respective properties and conduct its respective business as disclosed in each of the Registration Statement and the Prospectus, and is duly qualified under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction, except where the failure to obtain such qualification would not have a Material Adverse Effect.

(j)           All the outstanding shares of capital stock or other ownership interests of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid and non-assessable, and, except as otherwise set forth in each of the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, all outstanding shares of capital stock or other ownership interests of the subsidiaries of the Company are owned by the Company either directly or through wholly owned subsidiaries free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind (collectively, “Liens”) other than (i) those described in or under agreements described in the Registration Statement, the Prospectus and in any Permitted Free Writing Prospectus or (ii) Liens arising from or relating to project financing agreements or (iii) as do not materially affect the value of such property or interfere with the use made and proposed to be made of such property by the Company and its subsidiaries as described in each of the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus.

(k)          The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Registration Statement, the Prospectus in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Registration Statement and the Prospectus) and any Permitted Free Writing Prospectus. The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company were issued in violation of the pre-emptive or other similar rights of any securityholder of the Company

(l)           This Agreement has been duly authorized, executed and delivered by the Company and any Terms Agreement and any Joinder Agreement will have been duly authorized, executed and delivered by the Company and the Company has and will have the full right, power and authority to execute and deliver this Agreement and any Terms Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery of this Agreement and any Terms Agreement and the consummation of the transactions contemplated hereby has been and will be duly and validly taken by the Company.

(m)         The Company has the right, power and authority under the articles of associations of the Company, or pursuant to resolutions passed in general meeting, to issue and sell the Shares, and when issued and delivered by the Company pursuant this Agreement and any Terms Agreement against payment of the consideration set forth herein the Shares, will be validly issued and fully paid and non-assessable; and the issuance of the Shares is not subject to the preemptive or other similar rights of any securityholder of the Company, except as disclosed in the Prospectus and as set forth in the ATM Plan Letter Agreement. The Shares conform in all material respects to all statements relating thereto contained in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus and such description conforms to the rights set forth in the instruments defining the same. No holder of Shares will be subject to personal liability by reason of being such a holder.

(n)          Upon their allotment and issue, the Shares will be authorized and validly issued without mortgage, equity, pledge, lien, charge, assignment, hypothecation, security, interest, claim, option or third party right or interest or any agreement or arrangement having the effect of conferring any of the foregoing (“Encumbrance”), except as described in or contemplated by the Prospectus, and freely transferable and fully paid and no holder of such shares will be subject to any liability to the Company arising out of its holding of such shares. The Shares will be entitled to participate pari passu with the existing ordinary shares in the capital of the Company in all dividends and other distributions declared, paid or made on or after the date of any Settlement Date; and (b) purchasers of Shares will, at each Settlement Date, against payment to the applicable Agent or Agents, acquire good and marketable title to the Shares, free and clear of any Encumbrances.

(o)          There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the 1933 Act pursuant to this Agreement or any Terms Agreement.

(p)         This Agreement conforms and each Terms Agreement will conform in all material respects to the description thereof contained in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus.

(q)          The issuance and sale of the Shares, the execution, delivery and performance of this Agreement and any Terms Agreement and the consummation of the transactions contemplated herein and in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described therein under the caption “Use of Proceeds”) do not and will not result in a breach or violation of, constitute a change of control or other event giving rise to any right of acceleration or termination or other right under, constitute a Debt Repayment Triggering Event (as described below) under, or result in the imposition of any Lien upon any property or assets of the Company or any of its subsidiaries pursuant to (A) the articles of association, charter, by-laws or other constituting documents of the Company or any of its subsidiaries; (B) the terms of any concession agreement, indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject; or (C) any statute, law, rule, regulation, judgment, license, permit, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except in the case of (B) or (C) for such breaches, violations, Liens, charges or encumbrances that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any court, arbitrator, governmental or regulatory agency or body is required for the issuance and sale of the Shares, the execution and delivery of this Agreement and any Terms Agreement and the consummation by the Company of the transactions contemplated by this Agreement and any Terms Agreement except such consents, approvals, authorizations, registrations or qualifications as (a) may have already been obtained; and (b) may be required under applicable securities laws in connection with the purchase and resale of the Shares by the Agents. A “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(r)          Neither the Company nor any of its subsidiaries is in violation or default of (i) any provision of its articles of association, charter, by-laws or other constituting documents, (ii) except as disclosed in the Registration Statement, the terms of any concession agreement, indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, including, without limitation, any and all applicable “insider dealing”, “insider trading” or “market abuse” or similar legislation (including Regulation (EU) No 596/2014 of April 16, 2014 (“MAR”) and Implementing Regulation (EU) No 2016/1055 of June 29, 2016)), rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except, in the case of (ii) or (iii), for such violations or defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(s)          No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.

(t)           No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance by the Company of its obligations under this Agreement or the consummation of any of the transactions contemplated thereby or (ii) could reasonably be expected to have a Material Adverse Effect, except as set forth in the Registration Statement and the Prospectus.

(u)          There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(v)          No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Shares hereunder or the consummation of the transactions contemplated by this Agreement or any Terms Agreement, except such as have been already obtained or as may be required under the Act, the Act Regulations the rules of the Nasdaq Global Select Market, state securities laws or the rules of Financial Industry Regulatory Authority, Inc. (“FINRA”).

(w)         The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct their respective business except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and none of the Company or any such subsidiary has received any written notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit which, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

(x)          The concession agreements and power purchase agreements described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus and entered into between the Company and/or its subsidiaries, on the one hand, and the relevant governmental or regulatory authority or other person, on the other hand (i) have been duly authorized, executed and delivered and constitute valid and legally binding agreements of the Company and/or such subsidiary, as applicable, and none of the Company or any of its subsidiaries has received any notice of termination, revocation or modification with respect to any such concession agreements or power purchase agreements, as the case may be, except for any modification that is described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus or any termination, revocation or modification that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; (ii) to the extent such concessions or related projects are under construction, they will comply in all material respects with all applicable laws and regulations and with their respective concession or power purchase agreements, except for any non-compliance that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; and (iii) the financial and operating information included in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus with respect to such concessions and power purchase agreements has been properly prepared after due and careful enquiry and is accurate in all material respects.

(y)          (i) The Company and its subsidiaries lawfully own or lease all such properties as are necessary to the conduct of their operations as presently conducted, and such properties are free of any Lien, except (A) such as otherwise set forth in each of the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, (B) those arising from or relating to project financing or acquisition agreements, or (C) such as do not, singly or in the aggregate, materially affect the value of such properties, taken as a whole, and do not materially interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries considered as one enterprise; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and/or proposed to be made of such property and buildings by the Company and its subsidiaries, and neither the Company nor any of its subsidiaries have breached or defaulted under the terms of any such lease.

The Company and its subsidiaries own or possess adequate licenses or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s business as now conducted except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth in each of Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, (i) there are no rights of third parties to any such Intellectual Property, except for customary reversionary rights of third-party licensors; (ii) there is no material infringement by third parties of any such Intellectual Property that is disclosed in each of the of Registration Statement, the Prospectus and any Permitted Free Writing Prospectus as owned by the Company or its subsidiaries; (iii) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others (A) challenging the Company’s or any of its subsidiaries’ rights in or to any such Intellectual Property, and the Company are unaware of any facts which would form a reasonable basis for any such claim; (B) challenging the validity or scope of any such Intellectual Property, and the Company are unaware of any facts which would form a reasonable basis for any such claim; or (C) that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company are unaware of any other fact which would form a reasonable basis for any such claim; and (iv) there is no prior art of which the Company is aware that may render any patent held by the Company or any of its subsidiaries invalid or any patent application held by the Company unpatentable which has not been disclosed to the U.S. Patent and Trademark Office or comparable authority in any applicable jurisdiction, in each case except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company is not a party to, or bound by, any options, licenses or agreements with respect to the intellectual property rights of any other person or entity that are necessary to be described in the Registration Statement, the Prospectus and any Permitted Freewriting Prospectus to avoid a material misstatement or omission and are not described therein. None of the Intellectual Property used by the Company or any of its subsidiaries has been obtained or is hereby used by the Company or any of its subsidiaries in material violation of any contractual obligation binding on the Company or any of its subsidiaries or, to the Company or any of its subsidiaries’ knowledge, its officers, directors or employees or otherwise in material violation of the rights of any person.

(z)           Except as otherwise set forth in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, the Company and its subsidiaries (i) are in compliance with applicable European Union, U.K., state, local and foreign law (including U.S. Federal and state law) and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received written notice of any actual or potential proceedings or liability under any Environmental Law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, reasonably expected to have a Material Adverse Effect. Except as set forth in each of the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, (x) none of the Company or any of its subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended and (y) there are no proceedings that are pending, or that are known by the Company or any of its subsidiaries to be contemplated against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed that no monetary sanctions of $100,000 or more will be imposed against the Company or any of its subsidiaries.

(aa)        In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect, except as set forth in each of the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus.

(bb)        Except as described in the Registration Statement and the Prospectus, (i) no outstanding indebtedness of the Company or any its subsidiaries has become due and payable before its stated maturity, nor has any security in respect of such indebtedness become enforceable by reason of default by the Company or any of its subsidiaries and no event has occurred or is, to the knowledge of the Company, pending that with the passage of time or the giving of notice or the fulfilment of any condition, may result in any such indebtedness becoming so due and payable or any such security becoming enforceable; (ii) no person to whom any indebtedness of the Company or any of its subsidiaries which is payable on demand is owed has demanded or, to the knowledge of the Company, threatened to demand repayment of, or to take steps to enforce any security for, such indebtedness; (iii) the amounts borrowed by the Company and each of its subsidiaries do not exceed any limitation on borrowing contained in the constitutive documents, any debenture or other deed or document binding upon such entity; (iv) any waivers received in respect of any indebtedness of the Company or the Company and each of its subsidiaries have been validly received and the Company and the relevant subsidiaries are in compliance with the terms thereof; and (v)(A) the borrowing facilities of the Company and each of its subsidiaries have been duly executed and are in full force and effect and (B) all undrawn amounts under such borrowing facilities are or will be capable of being drawn down in accordance with the terms of such borrowing facilities.

(cc)        The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS-IASB as issued by the IASB and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) interactive XBRL Data included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. The Company and its subsidiaries maintain a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) under the Exchange Act), that complies with the requirements of the Exchange Act and have been designed by, or under the supervision of, management, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS-IASB as issued by the IASB. The Company and its subsidiaries’ internal controls over financial reporting are effective and the Company and its subsidiaries are not aware of any material weakness in their internal controls over financial reporting.

(dd)        The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management, as applicable, including the chief executive officer and chief financial officer, as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act and as of the last day of each of the Company’s fiscal quarters ended thereafter, such disclosure controls and procedures were effective to perform the functions for which they were established.

(ee)        Each benefit, pension and compensation plan, agreement, policy and arrangement that is maintained, administered or contributed to by the Company or any of its subsidiaries for current or former employees or directors of, or independent contractors with respect to, the Company or any of its subsidiaries or with respect to which any of such entities could reasonably be expected to have any current, future or contingent liability or responsibility, has been maintained in all material respects in compliance with its terms and requirements of any applicable statutes, orders, rules and regulations. The Company and each of its subsidiaries have complied in all material respects with all applicable statutes, orders, rules and regulations in regard to such plans, agreements, policies and arrangements. The present value of all accrued benefits under each such plan, based on those assumptions used to fund such plan, as calculated by the Company’s actuaries, did not, as of the last annual valuation date prior to the date on which this representation is made, exceed the value of the assets of such plan allocable to such benefits by an amount which could reasonably be expected to have a Material Adverse Effect.

(ff)         Each “employee benefit plan,” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company has or could reasonably expect to have any liability, contingent or otherwise, including due to the Company being a member of a “Controlled Group” (defined as any controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”) that includes the Company) (each, a “Plan”), has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code, except for any failure to comply that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan subject to such provisions excluding transactions effected pursuant to a statutory or administrative exemption and transactions that would not have a Material Adverse Effect. For each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no failure to satisfy the “minimum funding standard” or “minimum required contribution” (as such terms are defined in Section 412 or 430 of the Code or Section 302 of ERISA), whether or not waived, has occurred or is reasonably expected to occur, except for any such failure that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As of the end of the prior plan year, the fair market value of the assets of each Plan that is subject to ERISA and is required to be funded under ERISA equals or exceeds the actuarial present value of the benefit liabilities, within the meaning of Section 4041 of ERISA, under such Plan (determined based on reasonable actuarial assumptions and the asset valuation principles established by the Pension Benefit Guaranty Corporation), except for any failure to be so funded that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No “reportable event,” as defined in Section 4043 of ERISA (other than an event with respect to which the 30-day notice requirement has been waived), has occurred with respect to any Plan, except for any such event that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any members of its Controlled Group have incurred or reasonably expect to incur (i) liability under Title IV of ERISA with respect to the termination or underfunding of any pension plan, or (ii) any withdrawal liability within the meaning of Section 4201 of ERISA from a plan subject to Title IV of ERISA, in each case, except for any such liability that would not have a Material Adverse Effect. The Company has not incurred and does not reasonably expect to incur liability with respect to any “employee welfare benefit plan” (within the meaning of Section (3)(1) of ERISA) subject to ERISA providing medical, health or life insurance or other welfare type benefits for current or future retired or terminated employees, their spouses or their dependents (other than in accordance with Section 4980B of the Code), in each case, except for any such liability that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(gg)       Neither the Company or any of its subsidiaries has taken any action, nor have any other steps been taken or legal proceedings commenced or, so far as each of the Company and its subsidiaries is aware, threatened against the Company or any of its subsidiaries for the winding-up or dissolution or for any similar or analogous proceeding in any jurisdiction concerning the Company or any of its subsidiaries, or for the Company or any of its subsidiaries to enter into any arrangement or composition for the benefit of creditors, or for the appointment of a receiver, administrative receiver or examiner.

(hh)       There is and has been no failure on the part of the Company nor, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the applicable rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 relating to loans.

(ii)          Each of the Company and its subsidiaries that own operating facilities in the United States meets the requirements for, and has made the necessary filings with, or has been determined by, the Federal Energy Regulatory Commission (“FERC”) to be an exempt wholesale generator (“EWG”) within the meaning of Section 1262(6) of Public Utility Holding Company Act of 2005 (“PUHCA”). Each of the Company and its subsidiaries that is an EWG making wholesale sales not exempt from Section 205 of the Federal Power Act (“FPA”) is authorized by FERC pursuant to Section 205 of the FPA to sell electric power, including energy and capacity and certain ancillary services, at market-based rates and has received or applied for such waivers and blanket authorizations as are customarily granted by FERC to entities authorized to sell electric power at market-based rates, including, but not limited to, authorization to issue securities and assume obligations or liabilities pursuant to Section 204 of the FPA.

(jj)          There are no pending FERC proceedings that have been docketed in FERC’s “eLibrary” system in which the EWG status, market-based rate authority or the FPA Section 204 authority of any of the Company and its subsidiaries that have such authority, is subject to withdrawal, revocation or material modification other than FERC rulemakings of general applicability.

(kk)        Each of the Company and its subsidiaries with EWG certifications or market-based rate authorizations under Section 205 of the FPA are in compliance in all material respects with the terms and conditions of all orders issued by FERC under Sections 203, 204 and 205 of the FPA.

(ll)          The Company is a “holding company” within the meaning of Section 1262(8) of PUHCA solely with respect to its ownership of one or more EWGs and Qualifying Facilities (as defined therein) and, as such, is exempt from Section 1265 of PUHCA pursuant to Section 1266 of PUHCA and 18 C.F.R. §366.3.

(mm)      Each of the Company and its subsidiaries have complied in all material respects with applicable requirements relating to the filing of tax returns that are required to be filed in all jurisdictions in which they are required so to file (or have duly requested and been granted extensions of the timing for filing) and have paid all taxes and duties required to be paid by any of them in all jurisdictions and have paid any related assessments, fines, interest or penalties except for any taxes and duties which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established; or where the failure to file such returns and pay such taxes and duties and related assessments, fines, interest or penalties would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect. There is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets, except where such deficiency would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(nn)       No stamp, registration, issuance, transfer, documentary or other similar taxes or duties, imposed by or on behalf of the United States, United Kingdom or any other jurisdiction in which the Company is organized, incorporated, or tax resident, or any political subdivision or taxing authority thereof or therein, are payable by or on behalf of the Company or the Agents in connection with (i) the creation, issuance or delivery by the Company of the Shares, in the manner contemplated by this Agreement to the Agents (acting as agent or as principal, as the case may be) through the facilities of The Depository Trust Company (“DTC”), (ii) the purchase by the Agents of the Shares in the manner contemplated by this Agreement through the facilities of DTC, (iii) the initial sale or resale and delivery by the Agents of the Shares in the manner contemplated by this Agreement through the facilities of DTC, or (iv) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. For the purposes of this subsection (nn), references to transactions taking place “through the facilities of DTC” shall, as the case may be, be taken as references to the issuance of the Shares to a nominee for DTC where the Shares are to be held by that person for such part of DTC’s business as consists of the provision of clearance services (in a case where DTC’s business does not consist solely of that), or to transactions in book-entry interests while the Shares are registered in the name of that person.

(oo)       The Company and its subsidiaries are insured by insurers of recognized standing against such losses and risks and in such amounts as are commercially customary in the businesses in which they are engaged; all existing policies of insurance insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no material claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company has in writing denied liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for other than commercial reasons; and none of the Company or any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

(pp)       The Company is not required, and upon the issuance and sale of the Shares as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, will not be required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended (collectively, the “Investment Company Act”).

(qq)       There has been no material security breach or incident, unauthorized access or disclosure, or other compromise of or relating to any of the Company’s and its subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its subsidiaries), equipment or technology (collectively, “IT Systems and Data”) and (ii) the Company and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data; (b) the Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification; and (c) the Company and its subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards.

(rr)         The Company and each of its subsidiaries are in material compliance with all applicable data privacy and security laws, statutes, judgements, orders, rules and regulations of any court or arbitrator or any other governmental or regulatory authority and all applicable laws regarding the collection, use, transfer, export, storage, protection, disposal or disclosure by the Company and its subsidiaries of personal data collected from or provided by third parties as defined by the EU General Data Protection Regulation (GDPR) (EU 2016/679), the UK GDPR and any personally identifiable, sensitive, confidential or regulated data (“Personal Data”) (collectively, the “Privacy Laws”). The Company and its subsidiaries have in place, comply with, and take appropriate steps reasonably designed to (i) ensure compliance with its privacy policies, all third-party obligations and industry standards regarding Personal Data; and (ii) reasonably protect the security and confidentiality of all Personal Data (collectively, the “Privacy Policies”). The Company has provided notice of its privacy policy on its websites, which provides accurate and sufficient notice of Company’s current privacy practices relating to its subject matter and such privacy policies do not contain any material omissions of the Company’s current privacy practices. None of such disclosures made or contained in the privacy policies are inaccurate, misleading, deceptive or in violation of any Privacy Laws or Privacy Policies in any material respect. To the knowledge of the Company, the execution, delivery and performance of this Agreement or any other agreement referred to in this Agreement will not result in a material breach of violation of any Privacy Laws or Privacy Policies. Neither the Company nor any subsidiary has received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws and is unaware of any other facts that, individually or in the aggregate, would reasonably indicate non-compliance with any Privacy Laws or Privacy Policies. To the Company’s knowledge, there is no action, suit or proceeding by or before any court or governmental agency, authority or body pending or threatened alleging non-compliance with Privacy Laws or Privacy Policies.

(ss)        Neither the Company, nor any of its subsidiaries nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of under the laws of any jurisdiction in which it has been incorporated or in which any of its property or assets are held.

(tt)         Neither the Company nor, to the knowledge of the Company, any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or to result in a violation of Regulation M under the Exchange Act.

(uu)       None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (“FCPA”) or of any other applicable law in any applicable jurisdiction, including, without limitation, the Bribery Act 2010 of the United Kingdom (the “Bribery Act”) and the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, which has as its objective the prevention of corruption, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(vv)       The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the applicable rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ww)      None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or representative of the Company or any of its subsidiaries is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury , or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Shares, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(xx)         Except as disclosed in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any Agent and (ii) does not intend to use any of the proceeds from the sale of the Shares to repay any outstanding debt owed to any affiliate of any Agent.

(yy)        The statistical, industry-related and market-related data included or incorporated by reference in Registration Statement, any Permitted Free Writing Prospectus and the Prospectus is based on, or derived from, (i) sources that the Company believes to be reliable and accurate in all material respects, and such data agree in all material respects with the sources from which they are derived; or (ii) represent the Company’s good faith estimates that are made on the basis of data derived from such sources.

(zz)         Any certificate signed by an authorized representative of the Company or any subsidiary of the Company and delivered to the Agents or to counsel to the Agents pursuant to or in connection with this Agreement or any Terms Agreement shall be deemed a representation and warranty by the Company, as to the matters covered thereby, to each Agent.

(aaa)      Except as disclosed in each of the Registration Statement and the Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(bbb)     Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement or any Terms Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or any Agent for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(ccc)      No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Act by reason of the filing of the Registration Statement with the Commission or the offering, issuance or sale of the Shares.

(ddd)     The application of the proceeds received by the Company from the issuance, sale and delivery of the Shares as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(eee)      No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(fff)        Based on the current projections regarding the composition of the Company’s income and valuations of its assets and shares, the Company does not believe it is currently a “passive foreign investment company” (“PFIC”) within the meaning of Section 1297(a) of the Code, and the regulations and published interpretations thereunder and it does not expect to be a PFIC for the foreseeable future.

(ggg)     All of the Shares that have been or may be sold under this Agreement and any Terms Agreement have been approved, or will be approved, for listing, subject only to official notice of issuance, on the Exchange.

(hhh)     The Ordinary Shares are an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by Rule 101 (c)(1) thereunder.

4.       Certain Covenants of the Company. The Company hereby agrees with the Agents:

(a)          For so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering or sale of Shares, before using or filing any Permitted Free Writing Prospectus and before using or filing any amendment or supplement to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus (in each case, other than due to the filing of an Incorporated Document), to furnish to the Agents a copy of each such proposed Permitted Free Writing Prospectus, amendment or supplement within a reasonable period of time before filing with the Commission or using any such Permitted Free Writing Prospectus, amendment or supplement and the Company will not use or file any such Permitted Free Writing Prospectus or any such proposed amendment or supplement to which the Agents reasonably object, unless the Company’s legal counsel has advised the Company that use or filing of such document is required by law.

(b)          To file the Prospectus, each Prospectus Supplement and any other amendments or supplements to the Prospectus pursuant to, and within the time period required by, Rule 424(b) under the Act (without reference to Rule 424(b)(8)) and to file any Permitted Free Writing Prospectus to the extent required by Rule 433 under the Act and to provide copies of the Prospectus, each Prospectus Supplement, any other amendments or supplements to the Prospectus and each Permitted Free Writing Prospectus (to the extent not previously delivered or filed on EDGAR) to the Agents via e-mail in “.pdf” format on such filing date to an e-mail account designated by each Agent and, at the Agents’ request, to also furnish copies of the Prospectus, each Prospectus Supplement, any other amendments or supplements to the Prospectus and each Permitted Free Writing Prospectus to each exchange or market on which sales were effected as may be required by the rules or regulations of such exchange or market.

(c)          To file timely all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering or sale of the Shares, and during such same period to advise the Agents, promptly after the Company receives notice thereof, (i) of the time when any amendment to the Registration Statement has been filed or has become effective or any supplement to the Prospectus or any Permitted Free Writing Prospectus or any amended Prospectus has been filed with the Commission; (ii) of the issuance by the Commission of any stop order or any order preventing or suspending the use of any prospectus relating to the Shares or the initiation or threatening of any proceeding for that purpose, pursuant to Section 8A of the Act; (iii) of any objection by the Commission to the use of Form F-3ASR by the Company pursuant to Rule 401(g)(2) under the Act; (iv) of the suspension of the qualification of the Shares for offering or sale in any jurisdiction or of the initiation or threatening of any proceeding for any such purpose; (v) of any request by the Commission for the amendment of the Registration Statement or the amendment or supplementation of the Prospectus (in each case including any documents incorporated by reference therein) or for additional information; (vi) of the occurrence of any event as a result of which the Prospectus or any Permitted Free Writing Prospectus as then amended or supplemented includes any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus or any such Permitted Free Writing Prospectus is delivered to a purchaser, not misleading; and (vii) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto.

(d)          In the event of the issuance of any such stop order or of any such order preventing or suspending the use of any such prospectus or suspending any such qualification, or of any notice of objection to use the Registration Statement pursuant to Rule 401(g)(2) under the Act, to use promptly its commercially reasonable efforts to obtain its withdrawal.

(e)          To furnish such information as may be required and otherwise cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as the Agents may reasonably designate and to maintain such qualifications in effect so long as required for the distribution of the Shares; provided that the Company shall not be required to qualify as a foreign corporation, become a dealer of securities, or become subject to taxation in, or to consent to the service of process under the laws of, any such state or other jurisdictions (except service of process with respect to the offering and sale of the Shares); and to promptly advise the Agents of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose.

(f)           For so long as this Agreement is in effect, the Company will prepare and file promptly such amendment or amendments to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as may be necessary to comply with the requirements of Section 10(a)(3) of the Act.

(g)          To furnish to the Agents from time to time during the Term such other information as the Agents may reasonably request regarding the Company or its subsidiaries, in each case as soon as such reports, communications, documents or information becomes available or promptly upon the request of the Agents, as applicable; provided, however, that so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on EDGAR, it is not required to furnish such information, reports or statements to the Agents.

(h)          If, at any time during the Term, any event shall occur or condition shall exist as a result of which it is necessary in the reasonable opinion of counsel for the Agents or counsel for the Company, to further amend or supplement the Prospectus or any Permitted Free Writing Prospectus as then amended or supplemented in order that the Prospectus or any such Permitted Free Writing Prospectus will not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, in light of the circumstances existing at the time the Prospectus or any such Permitted Free Writing Prospectus is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, to amend or supplement the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus in order to comply with the requirements of the Act, in the case of such a determination by counsel to the Company, immediate notice shall be given, and confirmed in writing, to the Agents to cease the solicitation of offers to purchase the Shares in the Agents’ capacity as agents, and, in either case, the Company will, subject to Section 4(a) above, promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the Act, the Exchange Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement, the Prospectus or any such Permitted Free Writing Prospectus comply with such requirements.

(i)           To generally make available to its security holders as soon as reasonably practicable, but not later than 16 months after the first day of each fiscal quarter referred to below, an earnings statement (in form complying with the provisions of Section 11(a) under the Act and Rule 158 of the Commission promulgated thereunder) covering each twelve-month period beginning, in each case, not later than the first day of the Company’s fiscal quarter next following each “effective date” (as defined in such Rule 158) of the Registration Statement with respect to each sale of Shares.

(j)           To apply the net proceeds from the sale of the Shares in the manner described in the Prospectus Supplement under the caption “Use of Proceeds.”

(k)          Not to, and to cause its subsidiaries not to, take, directly or indirectly, any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of the Shares to facilitate the sale or resale of the Shares; provided that nothing herein shall prevent the Company from filing or submitting reports under the Exchange Act or issuing press releases in the ordinary course of business.

(l)           Except as otherwise agreed between the Company and the Agents, to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Prospectus, any Permitted Free Writing Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Agents and to dealers (including costs of mailing and shipment), (ii) the registration, issue and delivery of the Shares, (iii) the qualification of the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as the Agents may reasonably designate as aforesaid (including filing fees and the reasonable legal fees and disbursements of counsel to the Agents in connection therewith) and the printing and furnishing of copies of any blue sky surveys to the Agents, (iv) the listing of the Shares on the Exchange and any registration thereof under the Exchange Act, (v) any filing for review, and any review, of the public offering of the Shares by FINRA (including filing fees and the reasonable legal fees and disbursements of counsel to the Agents in connection therewith), as applicable (vi) the reasonable fees and disbursements of counsel to the Company and of the Company’s independent registered public accounting firm, (vii) the performance of the Company’s other obligations hereunder and under any Terms Agreement and (viii) the documented out-of-pocket expenses of the Agents, including the reasonable fees and disbursements of counsel to the Agents in connection with this Agreement and ongoing services in connection with the transactions contemplated hereunder in an aggregate amount not to exceed €220,000 through the date hereof and an additional €15,000 each subsequent Bring-Down Delivery Date.

(m)         With respect to the offering(s) contemplated by this Agreement or any Terms Agreement, the Company will not offer Ordinary Shares or any securities convertible into or exchangeable or exercisable for Ordinary Shares in a manner in violation of the Act or the Exchange Act; and the Company will not distribute any offering material in connection with the offer and sale of the Shares, other than the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus and any amendments or supplements thereto.

(n)          Unless the Company has given written notice to the Agents and there are no pending Agency Transactions or Principal Transactions, the Company will not, without (A) giving the Agents at least three Exchange Business Days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (B) the Agents suspending activity under this program for such period of time as requested by the Company or deemed appropriate by the Agents in light of the proposed sale, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Shares or other equity securities of the Company or any securities convertible into or exercisable, redeemable or exchangeable for Shares or other equity securities of the Company, or submit to, or file with, the Commission any registration statement under the Act with respect to any of the foregoing (other than a registration statement on Form S-8 or post-effective amendment to the Registration Statement, relating to the Shares), or publicly announce the intention to undertake any of the foregoing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Shares or other equity securities of the Company, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares of Shares or other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) Shares offered and sold under this Agreement or any Terms Agreement, or (B) securities issued pursuant to any of the Company’s equity incentive plans described in the Registration Statement and the Prospectus or upon the exercise of options granted thereunder. Any lock-up provisions relating to a Principal Transaction shall be set forth in the applicable Terms Agreement.

(o)          The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Permitted Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Act.

(p)          The Company will use commercially reasonable efforts to cause the Shares to be listed on the Exchange.

(q)          The Company consents to the Agents trading in the Shares for the Agents’ own account and for the account of their clients at the same time as sales of the Shares occur pursuant to this Agreement or any Terms Agreement.

5.     Execution of Agreement. The Agents’ obligations under this Agreement shall be subject to the satisfaction of the following conditions in connection with and on the date of the execution of this Agreement:

(a)          the Company shall have delivered to the Agents party hereto:

(i)	an officers’ certificate signed by the Chief Financial Officer certifying as to the matters set forth in Exhibit C hereto;

(ii)	an opinion and, if not covered in such opinion, a negative assurance letter of Skadden, Arps, Slate, Meagher & Flom (UK) LLP, United States, counsel for the Company, and an opinion of Skadden, Arps, Slate, Meagher & Flom (UK) LLP, English counsel for the Company, each in form and substance reasonably satisfactory to counsel to the Agents party hereto, each addressed to the Agents party hereto and dated the date of this Agreement;

(iii)	a “comfort” letter from Ernst & Young, S.L. addressed to the Agents party hereto and dated the date of this Agreement, addressing such matters as the Agents party hereto may reasonably request;

(iv)	a certificate signed by the Company’s Chief Financial Officer, in the form of Exhibit D hereto, certifying as to certain financial, numerical and statistical data not covered by the “comfort” letter referred to in Section 5(a)(iii) hereof;

(v)	evidence reasonably satisfactory to the Agents party hereto and their counsel that the Shares have been approved, or will be approved, for listing on the Exchange;

(vi)	(i) a copy of the minutes of a meeting of the board of directors of the Company or a duly authorized committee thereof approving and authorizing the execution of this Agreement and the consummation by the Company of the transactions contemplated hereby including the issuance and sale of the Shares; (ii) evidence in the form of shareholder resolutions that the directors of the Company have the authorities required pursuant to sections 551 of CA 2006 to allot the Shares; and (iii) a copy of the articles of association (and any resolutions or agreements amending the same) of the Company and certificate of incorporation, each as in force and effect as at the date of this Agreement; and

(vii)	such other documents as the Agents party hereto shall reasonably request; and

(b)         The Agents party hereto shall have received a letter or letters, which shall include the UK legal opinion, US legal opinion and negative assurance statement, of Latham & Watkins (London) LLP, United States and English counsel to the Agents party hereto, addressed to the Agents party hereto and dated the date of this Agreement, addressing such matters as the Agents party hereto may reasonably request.

6.     Additional Covenants of the Company. The Company further covenants and agrees with the Agents as follows:

(a)          Each Transaction Proposal made by the Company that is accepted by a Designated Agent by means of a Transaction Acceptance and each execution and delivery by the Company of a Terms Agreement shall be deemed to be (i) an affirmation that the representations, warranties and agreements of the Company herein contained and contained in any certificate delivered to the Designated Agent, or the Agent(s) party to a Terms Agreement, pursuant hereto are true and correct at such Time of Acceptance or the date of such Terms Agreement, as the case may be, and (ii) an undertaking that such representations, warranties and agreements will be true and correct on any applicable Time of Sale and Settlement Date, as though made at and as of each such time (it being understood that such representations, warranties and agreements shall relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of such Transaction Acceptance or Terms Agreement, as the case may be).

(b)          Each time that (i) the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall be amended or supplemented (including, except as noted in the proviso at the end of this Section 6(b), by the filing of any Quarterly Report or an Annual Report), (ii) there is a Principal Settlement Date pursuant to a Terms Agreement, (iii) the Agents shall reasonably request on the advice of counsel and upon reasonable advance notice to the Company; provided that no Agent shall make such request during any period where either the Company or the Agents have suspended sales hereunder, (iv) recommencement of the offering of Shares under this Agreement following the termination of a suspension of sales hereunder or (v) a Joinder Agreement shall be executed (each date referred to clauses (i), (ii), (iii), (iv) and (v) above, a “Bring-Down Delivery Date”), the Company shall, unless the Agents agree otherwise, furnish or cause to be furnished to the Agents certificates, and with respect to clause (v), including the applicable Joining Agent, dated as of such Bring-Down Delivery Date and delivered within one Exchange Business Day after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, delivered on such Principal Settlement Date, of the same tenor as the certificates referred to in Sections 5(a)(i) and 5(a)(iv) hereof, modified as necessary to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such certificates and, in the case of the Chief Financial Officer’s certificate, covering such other financial, numerical and statistical data that is not covered by the accountants’ “comfort” letter dated as of such Bring-Down Delivery Date as the Agents may reasonably request, or, in lieu of such certificates, certificates to the effect that the statements contained in the certificates referred to in Sections 5(a)(i) and 5(a)(iv) and, unless the Agents shall have requested that the Chief Financial Officers’ certificate cover different or additional data as aforesaid, 5(a)(iv) hereof furnished to Agents are true and correct as of such Bring-Down Delivery Date as though made at and as of such date (except that such statements shall be deemed to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such certificate); provided, however, that the filing of any report on Form 6-K other than any Quarterly Report or Annual Report will not constitute a Bring-Down Delivery Date under clause (i) above unless such report on Form 6-K shall be filed with the Commission by the Company and contains financial statements, and shall be incorporated by reference into the Registration Statement; and provided, further, that an amendment or supplement to the Registration Statement or the Prospectus relating to the offering of other securities pursuant to the Registration Statement will not constitute a Bring-Down Delivery Date.

Notwithstanding the foregoing or anything in this Agreement to the contrary, (i) no Bring-Down Delivery Date shall be deemed to occur during any period where either the Company or the Agents have suspended sales hereunder and (ii) the period from and including the date hereof until the date that the Company notifies the Agents that it intends to commence sales under this Agreement shall be deemed to be such a period of suspended sales and no commencement of the offering of the Shares shall be deemed to occur during such period. The requirement to provide certificates pursuant to the first paragraph of Section 6(b) shall thus be waived for any such Bring-Down Delivery Date occurring at a time at which no instruction to any Agent to sell Shares pursuant to this Agreement has been delivered by the Company or is pending. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following any such Bring-Down Delivery Date when the Company relied on such waiver and did not provide the Agents the certificates pursuant to the first paragraph of Section 6(b), then before the Company instructs an Agent to sell Shares pursuant to this Agreement, the Company shall provide the Agents with such certificates.

(c)          Each Bring-Down Delivery Date, the Company shall, unless the Agents agree otherwise, cause to be furnished to Agents (A) the written US and English law opinions and negative assurance letter of Skadden, Arps, Slate, Meagher & Flom (UK) LLP, English and United States, counsel to the Company, and (B) the written US and English law opinions and negative assurance letter of Latham & Watkins (London) LLP, English and United States counsel to the Agents, each dated as of the applicable Bring-Down Delivery Date and delivered within one Exchange Business Day after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, dated and delivered on such Principal Settlement Date, of the same tenor as the opinions and letters referred to in Section 5(a)(ii) or Section 5(b) hereof, as applicable, but modified as necessary to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such opinions and letters, or, in lieu of such opinions and letters, each such counsel shall furnish the Agents with a letter substantially to the effect that the Agents may rely on the opinion and letter of such counsel referred to in Section 5(a)(ii) or Section 5(b), as applicable, furnished to the Agents, to the same extent as though they were dated the date of such letter authorizing reliance (except that statements in such last opinion and letter of such counsel shall be deemed to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such letters authorizing reliance). The requirement to provide opinions pursuant to this paragraph shall be waived for any Bring-Down Delivery Date described in the second paragraph of Section 6(b) of the definition thereof occurring at a time at which no instruction to any Agent to sell Shares pursuant to this Agreement has been delivered by the Company or is pending. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following any such Bring-Down Delivery Date when the Company relied on such waiver and did not provide the Agents the opinions pursuant to this paragraph, then before the Company instructs an Agent to sell Shares pursuant to this Agreement, the Company shall provide the Agents with such opinions.

(d)          Each Bring-Down Delivery Date, the Company shall, unless the Agents agree otherwise, cause Ernst & Young, S.L. to furnish to the Agents a “comfort” letter, dated as of the applicable Bring-Down Delivery Date and delivered within one Exchange Business Day after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, delivered on such Principal Settlement Date, of the same tenor as the letter referred to in Section 5(a)(iii) hereof, but modified to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the date of such letter, and, if the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall include or incorporate by reference the financial statements of any entity or business (other than the consolidated financial statements of the Company and its subsidiaries), the Company shall, if requested by the Agents, cause a firm of independent public accountants to furnish to the Agents a “comfort” letter, dated as of the applicable Bring-Down Delivery Date and delivered within one Exchange Business Day after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, delivered on such Principal Settlement Date, addressing such matters as the Agents may reasonably request. The requirement to provide “comfort” letters from the independent public accountants pursuant to this paragraph shall be waived for any Bring-Down Delivery Date described in the second paragraph of Section 6(b) of the definition thereof occurring at a time at which no instruction to any Agent to sell Shares pursuant to this Agreement has been delivered by the Company or is pending. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following any such Bring-Down Delivery Date when the Company relied on such waiver and did not provide the Agents the “comfort” letters from the accountants described in this paragraph, then before the Company instructs an Agent to sell Shares pursuant to this Agreement, the Company shall provide the Agents with such letters.

(e)          (i) No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Act shall be pending before or, to the knowledge of the Company, threatened by the Commission; the Prospectus and each Permitted Free Writing Prospectus shall have been timely filed with the Commission under the Act (in the case of a Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Act); and all requests by the Commission for additional information shall have been complied with to the satisfaction of the Agents and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, shall have occurred and be in effect at the time the Company delivers a Transaction Proposal to the Designated Agent or the time the Designated Agent delivers a Transaction Acceptance to the Company; and (ii) the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading at the time the Company delivers a Transaction Proposal to the Designated Agent or the time the Designated Agent delivers a Transaction Acceptance to the Company.

(f)           The Company shall reasonably cooperate with any reasonable due diligence review requested by the Agents or their counsel from time to time in connection with the transactions contemplated hereby or any Terms Agreement, including, without limitation, (i) at the commencement of each intended Purchase Date and any Time of Sale or Settlement Date, providing information and making available appropriate documents and appropriate corporate officers of the Company and, upon reasonable request, representatives of Ernst & Young, S.L. (and, if the Registration Statement, the Prospectus or any Permitted Free-Writing Prospectus shall include or incorporate by reference the financial statements of any entity or business (other than the consolidated financial statements of the Company and its subsidiaries), representatives of the independent public accountants that audited or reviewed such financial statements) for an update on diligence matters with representatives of the Agents and (ii) at each Bring-Down Delivery Date and otherwise as the Agents may reasonably request, providing information and making available documents and appropriate corporate officers of the Company and representatives of Ernst & Young, S.L. (and, if the Registration Statement, the Prospectus or any Permitted Free-Writing Prospectus shall include or incorporate by reference the financial statements of any entity or business (other than the consolidated financial statements of the Company and its subsidiaries), representatives of the independent public accountants that audited or reviewed such financial statements) for one or more due diligence sessions with representatives of the Agents and their counsel. The requirement to conduct a due diligence session and cooperate with any due diligence efforts of the Agents shall be waived for any Bring-Down Delivery Date described in the second paragraph of Section 6(b) of the definition thereof occurring at a time at which no instruction to any Agent to sell Shares pursuant to this Agreement has been delivered by the Company or is pending. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following any such Bring-Down Delivery Date when the Company relied on such waiver and did not conduct a due diligence review or cooperate with any due diligence effort of the Agents, then before the Company instructs an Agent to sell Shares pursuant to this Agreement, the Company shall conduct a due diligence session and cooperate with the due diligence efforts of the Agents.

(g)          The Company will disclose, in its Annual Reports or Quarterly Reports, as applicable, the number of the Shares sold through the Agents under this Agreement and any Terms Agreement, and the Gross Sales Price and Net Sales Price to the Company from the sale of the Shares and the compensation paid by the Company with respect to sales of the Shares pursuant to this Agreement during the relevant quarter.

All opinions, letters and other documents referred to in Sections 6(b) through (d) above shall be reasonably satisfactory in form and substance to the Agents. The Agents will provide the Company with such notice (which may be oral, and in such case, will be confirmed via e-mail as soon as reasonably practicable thereafter) as is reasonably practicable under the circumstances when requesting an opinion, letter or other document referred to in Sections 6(b) through (d) above.

7.     Conditions of the Agents’ Obligation. The Agents’ obligation to solicit purchases on an agency basis for the Shares or otherwise take any action pursuant to a Transaction Acceptance and to purchase the Shares pursuant to any Terms Agreement shall be subject to the satisfaction of the following conditions:

(a)          At the Time of Acceptance, at the time of the commencement of trading on the Exchange on the Purchase Date(s) and at the relevant Time of Sale and Agency Settlement Date, or with respect to a Principal Transaction pursuant to a Terms Agreement, at the time of execution and delivery of the Terms Agreement by the Company and at the relevant Time of Sale and Principal Settlement Date:

(i)	The representations, warranties and agreements on the part of the Company herein contained or contained in any certificate of an officer or officers or other authorized representative of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof shall be true and correct in all respects.

(ii)	The Company shall have performed and observed its covenants and other obligations hereunder and/or under any Terms Agreement, as the case may be, in all material respects.

(iii)	In the case of an Agency Transaction, from the Time of Acceptance until the Agency Settlement Date, or, in the case of a Principal Transaction pursuant to a Terms Agreement, from the time of execution and delivery of the Terms Agreement by the Company until the Principal Settlement Date, trading in the Ordinary Shares on the Exchange shall not have been suspended.

(iv)	From the date of this Agreement, no event or condition of a type described in Section 3(e) hereof shall have occurred or shall exist, which event or condition is not described in a Permitted Free Writing Prospectus (excluding any amendment or supplement thereto) or the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Agents makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the applicable Settlement Date on the terms and in the manner contemplated by this Agreement, any Terms Agreement, any Permitted Free Writing Prospectus and the Prospectus.

(v)	Subsequent to the relevant Time of Acceptance or, in the case of a Principal Transaction, subsequent to execution of the applicable Terms Agreement, (A) no downgrading or withdrawal shall have occurred in the rating accorded any debt securities or preferred equity securities of or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Section 3(a)(62) of the Exchange Act and (B) no notice shall have been given of any intended or potential decrease in or withdrawal of any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(vi)	The Shares to be issued pursuant to the Transaction Acceptance or pursuant to a Terms Agreement, as applicable, shall have been approved for listing on the Exchange, subject only to notice of issuance.

(vii)	(A) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the relevant Settlement Date, prevent the issuance or sale of the Shares and (B) no injunction or order of any federal, state or foreign court shall have been issued that would, as of the relevant Settlement Date, prevent the issuance or sale of the Shares.

(viii)	(A) No order suspending the effectiveness of the Registration Statement shall be in effect, no proceeding for such purpose or pursuant to Section 8A of the Act shall be pending before or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement pursuant to Rule 401(g)(2) under the Act shall have been received by the Company; (B) the Prospectus and each Permitted Free Writing Prospectus shall have been timely filed with the Commission under the Act (in the case of any Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Act), and all requests by the Commission for additional information shall have been complied with or otherwise satisfied in all material respects within the applicable time period prescribed for such filings by Rule 433; and (C) no suspension of the qualification of the Shares for offering or sale in any jurisdiction, and no initiation or threatening of any proceedings for any of such purposes, shall have occurred and be in effect. The Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading at the time the Designated Agent delivers a Transaction Acceptance to the Company or the Company and the Designated Agent execute a Terms Agreement, as the case may be.

(ix)	No amendment or supplement to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall have been filed to which the Agents shall have reasonably objected in writing.

(b)          Within one Exchange Business Day after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, on such Principal Settlement Date, the Agents shall have received the officer’s certificates, opinions and negative assurance letters of counsel and “comfort” letters and other documents provided for under Sections 6(b) through (d), inclusive. For purposes of clarity and without limitation to any other provision of this Section 7 or elsewhere in this Agreement, the parties hereto agree that the Agents’ obligations, if any, to solicit purchases of Shares on an agency basis or otherwise take any action pursuant to a Transaction Acceptance shall, unless otherwise agreed in writing by the Agents, be suspended during the period from and including a Bring-Down Delivery Date through and including the time that the Agents shall have received the documents described in the preceding sentence.

8.      Termination.

(a)	(i)	The Company may terminate this Agreement in its sole discretion at any time upon prior written notice to the Agents. Any such termination shall be without liability of any party to any other party, except that (A) with respect to any pending sale, the obligations of the Company, including in respect of compensation of any Agent, shall remain in full force and effect notwithstanding such termination until such Share sale has been completed; and (B) the provisions of Sections 3, 4 (except that if no Shares have been previously sold hereunder or under any Terms Agreement, only Section 4(l)), 9, 13, 15 and 17 of this Agreement shall remain in full force and effect notwithstanding such termination.

(ii)	In the case of any sale by the Company pursuant to a Terms Agreement, the obligations of the Company pursuant to such Terms Agreement and this Agreement may not be terminated by the Company without the prior written consent of the relevant Agent(s).

(b)	(i)	Each Agent may terminate this Agreement in its sole discretion at any time upon giving prior written notice to the Company, with respect to such Agent only. Any such termination shall be without liability of any party to any other party, except (i) with respect to any pending sale of Shares through such Agent, the obligations of such Agent, including in respect of payment to the Company for Shares sold, shall remain in full force and effect notwithstanding the termination until such Share sale has been completed and that (ii) the provisions of Sections 3, 4 (except that if no Shares have been previously sold hereunder or under any Terms Agreement, only Section 4(l)), 9, 13, 15 and 17 of this Agreement shall remain in full force and effect with respect to such Agent notwithstanding such termination. Following any such termination by an Agent, this Agreement shall remain in effect as to each other Agent that has not exercised its right to terminate the provisions of this Agreement pursuant to this Section 8(b) and any obligations and rights of the Agents under this Agreement shall be satisfied by, or afforded to, as applicable, only such other Agents.

(ii)	In the case of any purchase by an Agent pursuant to a Terms Agreement, the obligations of such Agent pursuant to such Terms Agreement shall be subject to termination by such Agent at any time prior to or at the Principal Settlement Date if (A) since the time of execution of the Terms Agreement or the respective dates as of which information is given in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange, the Nasdaq Stock Market, the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade; (ii) trading of any securities issued or guaranteed by the Company or any of its subsidiaries shall have been suspended on any exchange or in any over-the counter market, (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York state authorities or authorities in England & Wales, (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, solely in the case of events and conditions described in this clause (iv), in such Agent’s judgment, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the terms and in the manner contemplated in the Prospectus or such Terms Agreement. If such Agent elects to terminate its obligations pursuant to this Section 8(b)(ii), the Company shall be notified promptly in writing.

(c)          This Agreement shall automatically terminate if the Company does not file a new shelf registration statement relating to the Shares prior to the third anniversary of the initial effective date of the Registration Statement.

(d)         This Agreement shall remain in full force and effect until the earliest of (A) termination of the Agreement pursuant to Section 8(a) or 8(b) above or otherwise by mutual written agreement of the parties, (B) such date that the Maximum Amount of Shares has been sold in accordance with the terms of this Agreement and any Terms Agreements and (C) the expiration of the Registration Statement filed with the Commission on August 3, 2021, in each case except that the provisions of Section 3, 4 (except that if no Shares have been previously sold hereunder or under any Terms Agreement, only Section 4(l)), 9, 13, 15 and 17 of this Agreement shall remain in full force and effect notwithstanding such termination.

(e)          Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that, notwithstanding the foregoing, such termination shall not be effective until the close of business on the date of receipt of such notice by the Agents or the Company, as the case may be, or such later date as may be required pursuant to Section 8(a) or (b). If such termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall settle in accordance with the provisions of Section 2 hereof.

9.       Indemnity and Contribution.

(a)          The Company agrees to indemnify and hold harmless the Agents, their affiliates, directors and officers and each person, if any, who controls any Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable out of pocket legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Permitted Free Writing Prospectus (or any amendment or supplement thereto), any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any road show as defined in Rule 433(h) under the Act (a “road show”), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Agent furnished to the Company in writing by any Agent expressly for use therein, it being understood and agreed that the only such information furnished by any Agent consists of the information described as such in subsection (b) below.

(b)          Each Agent agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Agent furnished to the Company in writing by any Agent expressly for use in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto), any Permitted Free Writing Prospectus (or any amendment or supplement thereto) or any road show, it being understood and agreed upon that such information shall consist solely of the information in the first sentence of the ninth and tenth paragraph under the caption “Plan of Distribution” in the Prospectus Supplement.

(c)          If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either Section 9(a) or 9(b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 9. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 9 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel), but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) included both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for (A) the Agents and their affiliates, directors and officers and their control persons, if any, or (B) the Company, its directors, its officers who signed the Registration Statement and its control persons, if any, as the case may be, and that all such reasonable fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for the Agents and their affiliates, directors and officers and their control persons, if any, shall be designated in writing by the Agents, and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and its control persons, if any, shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification is or could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this Section 9(c), the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement.

(d)          If the indemnification provided for in Sections 9(a) and 9(b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such Sections, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Agents, on the other, from the offering of the Shares pursuant to this Agreement and any Terms Agreements or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the Agents, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Agents, on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Shares pursuant to this Agreement and any Terms Agreements and the total discounts and commissions received by the Agents in connection therewith bear to the aggregate Gross Sales Price of such Shares. The relative fault of the Company, on the one hand, and Agents, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by the Agents, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)          The Company and the Agents agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in Section 9(d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 9, in no event shall any Agent be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Agent with respect to the offering of the Shares pursuant to this Agreement and any Terms Agreements exceeds the amount of any damages that such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f)          The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

10.   Tax

(a)          Transfer duties: The Company agrees to indemnify and hold harmless the Agents, their affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)), their selling agents and each person, if any, who controls any Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense whatsoever in respect of any stamp duty and (if applicable) stamp duty reserve tax, registration, issuance, transfer, documentary and all other similar taxes and duties wherever imposed, including any related costs, fines, interest and/or penalties (each a “Transfer Duty” and together “Transfer Duties”) which are paid by the Agents or any Affiliate thereof in respect of (i) the creation, issuance or delivery by the Company of the Shares, in the manner contemplated by this Agreement to the Agents through the facilities of DTC, (ii) the acquisition of the Shares (whether as agent or as principal) pursuant to the arrangements contemplated by this Agreement through the facilities of DTC, (iii) the initial sale and delivery (including any agreement for sale or delivery) by the Agents of the Shares (whether as agent or as principal) in book-entry form within DTC to purchasers thereof, provided that the Company shall not be liable to make a payment under this Section where the relevant Transfer Duty arises as a result of any transfer of, or agreement to transfer, the Shares subsequent to any such initial sale or delivery by the Agents to purchasers thereof pursuant to the arrangements contemplated by this Agreement and (iv) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

(b)          VAT: Where a sum (a “Relevant Sum”) is paid or reimbursed to the Agents or any of their Affiliates pursuant to the terms of this Agreement (including under Section 9 (Indemnification) of this Agreement) in respect of any loss, damage, liability, cost, charge or expense and that loss, damage, liability, cost, charge or expense includes an amount in respect of VAT (the “VAT Element”), the Company shall pay an amount to the Agents or Affiliates thereof in respect of the VAT Element which shall be determined as follows (i) to the extent that the Relevant Sum constitutes for VAT purposes payment or reimbursement of consideration for a supply of goods or services made to the Agents or Affiliate thereof (including where the Agents or Affiliate thereof act as agent for the Company and is treated as receiving and making a supply in accordance with section 47(3) of the UK Value Added Tax Act 1994), a sum equal to the proportion of the VAT Element that such person determines to be irrecoverable input tax in the hands of the Agents or their Affiliates (or the representative member of the VAT group of which the Agents or such Affiliate is a member), that determination is to be conclusive save in the case of manifest error; and (ii) to the extent that the Relevant Sum constitutes for VAT purposes the reimbursement of a cost or expense incurred by the Agents or any of their Affiliates as agent for the Company (excluding where the Agents or such Affiliate acts as agent for the Company and is treated as receiving and making a supply in accordance with section 47(3) of the UK Value Added Tax Act 1994), a sum equal to the whole of the VAT Element, subject to the Agents or relevant Affiliate using reasonable endeavors to provide the Company with a valid VAT invoice addressed to the Company in respect of the supply to which the Relevant Sum relates. If the performance by the Agents or any of their Affiliates of any of their obligations under this Agreement shall represent for VAT purposes the making by the Agents or such Affiliate (or the representative member of the VAT group of which such person is a member) of any supply of goods or services that is taxable at a positive rate to the Company or any of its Affiliates, the recipient of the supply shall (or, failing that, the Company shall) pay to the Agents or such Affiliate, in addition to the amounts otherwise payable by it to the Agents or such Affiliate pursuant to this Agreement, an amount equal to the VAT chargeable on such supply, that payment to be made as soon as reasonably practicable following a demand for payment and in any event within five Business Days of such person requesting the same and against production by the Agents or such Affiliate of a valid VAT invoice. For the purposes of this Agreement, “VAT” shall mean any value added tax chargeable within the European Union under or pursuant to Council Directive 2006/112/EC, value added tax chargeable within the United Kingdom in accordance with the Value Added Tax Act 1994 and any other similar tax, wherever imposed.

(c)          Payments free of deductions and withholdings: All sums payable to any of the Agents or their Affiliates under this Agreement (including, without limitation, any payment arising from a breach of the representation or warranties under this Agreement or any sum payable under Section 9 (Indemnification)) shall be paid in full, free and clear of all deductions or withholdings unless the deduction or withholding is required by law, in which event the Company (or to the extent relevant, any Affiliate thereof) shall increase the sum payable to such amount as will ensure that the net amount received by the Agents or any Affiliate thereof will equal the full amount which would have been received by it had no such deductions or withholdings been made.

(d)          Gross up: If any taxing or other authority competent to impose any liability in respect of tax or responsible for the assessment, administration or collection of tax or enforcement of any law in relation to tax (a “Tax Authority”) brings into charge (or into any computation of income, profits or gains for the purposes of any charge) to tax of an Agents or Affiliate thereof any sum payable by or on behalf of the Company under this Agreement (including in circumstances where any relief is available in respect of such charge to tax) the amount so payable shall be increased by such amount (the “Gross Up Amount”) as will ensure that after subtraction of the amount of any such charge to tax which arises taking into account any tax credit or refund attributable to the matters giving rise to such payment (or that would arise but for the availability of any other relief in respect of that charge to tax) the payee receives a sum equal to the amount that would have been payable had no such tax been chargeable. This Section shall not apply in respect of any tax incurred by the relevant Agent or Affiliate thereof on its actual net income, profits or gains in respect of (i) any commissions payable under this Agreement; or (ii) any discounts received by the Agents or Affiliate thereof with respect to the offering of the Shares pursuant to this Agreement and any Terms Agreement.

(e)          Tax Credits: If the Company pays a Gross Up Amount under the paragraph (d) above or an increased sum under the Section entitled “Payments free of deductions and withholdings” and the payee subsequently determines, acting in its absolute discretion (but in good faith), that it has obtained and utilized a refund of tax or credit against tax in respect of such amount, the payee shall reimburse the Company within a reasonable time with an amount equal to such proportion of that refund or credit as the payee determines (acting in good faith) shall leave it after such reimbursement in no worse position than it would have been in had the tax giving rise to the liability to pay the Gross Up Amount or increased sum under the Section entitled “Payments free of deductions and withholdings” not been chargeable. Nothing in this Section shall oblige the payee to disclose to the Company, nor shall the Company be entitled to inspect, any of the books and other records of the payee nor shall anything herein prevent the payee from arranging its tax and commercial affairs in whatever manner it thinks fit and, in particular, the payee shall not be under any obligation to claim credit or relief from or against its corporate profits or similar liability to tax in respect of the amount of such deduction, withholding or tax as aforesaid in priority to any other reliefs available to it.

11.     Notices. All notices and other communications under this Agreement and any Terms Agreement shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of communication, and, (a) if to the Agents, shall be sufficient in all respects if delivered or sent to their respective addresses: (i) BofA Securities Inc., One Bryant Park, New York, New York 10036, to the attention of Syndicate Department (email: dg.ecm_execution@bofa.com), with a copy to ECM Legal (email: dg.ecm_legal@bofa.com); (ii) MUFG Securities Americas Inc., 1221 Avenue of the Americas, 6th Floor, New York, New York 10020, to the attention of FLOEStransactions@us.sc.mufg.jp; and (iii) RBC Capital Markets, LLC, 200 Vesey Street, 8th Floor, New York, New York 10281, to the attention of TJ Opladen, email: tj.opladen@rbccm.com; and, (b) if to the Company, shall be sufficient in all respects if delivered or sent to it Great West House, 17th Floor, Great West Road, Brentford TW8 9DF, London, United Kingdom, attention: Francisco Martinez-Davis (email: francisco.martinezdavis@atlantica.com), with a copy to Irene Maria Hernandez Martin de Arriva (email: irene.hernandez@atlantica.com).

12.   No Fiduciary Relationship. The Company acknowledges and agrees that each Agent is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby and any Terms Agreements (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, none of the Agents is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and none of the Agents shall has any responsibility or liability to the Company with respect thereto. Any review by the Agents of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Agents and shall not be on behalf of the Company.

13.   Adjustments for Stock Splits. The parties acknowledge and agree that all share related numbers contained in this Agreement, any Transaction Proposal and any Transaction Acceptance shall be adjusted to take into account any stock split effected with respect to the Shares.

14.   Miscellaneous.

(a)          Governing Law. This Agreement, any Terms Agreement and any claim, controversy or dispute arising under or relating to this Agreement or any Terms Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to its choice of law provisions.

(b)          Submission to Jurisdiction. The Company hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City and County of New York (the “Specified Courts”) in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby (the “Related Proceedings”). The Company waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. The Company agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and may be enforced in any court to the jurisdiction of which Company is subject by a suit upon such judgment. The Company irrevocably appoints Atlantica North America LLC, located 850 New Burton Road, Suite 201, Dover, Delaware 19904, United States, as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such authorized agent, and written notice of such service to the Company by the person serving the same to the address provided in this Section 14(b), shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company hereby represents and warrants that such authorized agent has accepted such appointment and has agreed to act as such authorized agent for service of process. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such authorized agent in full force and effect for a period of four years from the date of this Agreement. With respect to any Related Proceeding, the Company irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

(c)          Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement and any Terms Agreement.

15.   Persons Entitled to Benefit of Agreement. This Agreement and any Terms Agreement shall inure to the benefit of and be binding upon the parties hereto and thereto, respectively, and their respective successors and the officers, directors, affiliates and controlling persons referred to in Section 9 hereof. Nothing in this Agreement or any Terms Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any such Terms Agreement or any provision contained herein or therein. No purchaser of Shares from or through the Agents shall be deemed to be a successor merely by reason of purchase.

16.   Counterparts. This Agreement and any Terms Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. Electronic signatures complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law will be deemed original signatures for purposes of this Agreement and any Terms Agreement.

17.   Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Agents contained in this Agreement or any Terms Agreement or made by or on behalf of the Company or the Agents pursuant to this Agreement or any Terms Agreement or any certificate delivered pursuant hereto or thereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any Terms Agreement or any investigation made by or on behalf of the Company or the Agents.

18.   Certain Defined Terms. For purposes of this Agreement, except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under Act; the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and the term “subsidiary” has the meaning set forth in Rule 405 under the Act.

19.   Recognition of the U.S. Special Resolution Regimes.

(a)          In the event that any Agent is a Covered Entity and becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Agent of this Agreement or any Terms Agreement, and any interest and obligation in or under this Agreement or any Terms Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement or any Terms Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)          In the event that any Agent that is a Covered Entity or a BHC Act Affiliate of such Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement or any Terms Agreement that may be exercised against such Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement or any Terms Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 19:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

20.    Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), each Agent is required to obtain, verify and record information that identifies its clients, including the Company, which information may include the name and address of its clients, as well as other information that will allow such Agent to properly identify its clients.

21.   Amendments or Waivers. No amendment or waiver of any provision of this Agreement or any Terms Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto or thereto as the case may be.

22.   Headings. The headings herein and in any Terms Agreement are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement or any Terms Agreement.

[Signature Page Follows]

If the foregoing correctly sets forth the understanding between the Company and the Agents, please so indicate in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement among the Company and the Agents.

Very truly yours,

ATLANTICA SUSTAINABLE INFRASTRUCTURE PLC

By:	/s/ Francisco Martinez-Davis
Name: Francisco Martinez-Davis
Title: Authorized Signatory

Accepted and agreed to as of the
date first above written:

BOFA SECURITIES INC.

By:	/s/ David Mikula
Name: David Mikula
Title: Managing Director

MUFG SECURITIES AMERICAS INC.

By:	/s/ Jason Demark
Name: Jason Demark
Title: Director

RBC CAPITAL MARKETS, LLC

By:	/s/ TJ Opladen
Name: TJ Opladen
Title: Director

Schedule A

Authorized Company Representatives

Each of the following four individuals, acting individually, shall be deemed to be an authorized representative of the Company.

1. Javier Albarracin
2. Leire Perez Arregui
3. Francisco Martinez-Davis
4. Santiago Seage
A-1

Exhibit A

FORM OF JOINDER AGREEMENT

[DATE]

[      ]

[      ]

[      ]

(the “Joining Agent”)

To the addressees set forth above:

Reference is made to the distribution agreement, dated as of February 28, 2022 (the “Distribution Agreement”), by and between Atlantica Sustainable Infrastructure plc, registered in England and Wales with company number 08818211 and having its registered office at Great West House (Gw1), Great West Road, Brentford TW8 9DF, London, United Kingdom (the “Company”) and BofA Securities Inc., MUFG Securities Americas Inc. and RBC Capital Markets, LLC (the “Agents”).

Capitalized terms used herein but not otherwise defined herein shall have the meanings given to them in the Distribution Agreement. This is the Joinder Agreement referred to in the Distribution Agreement.

1.       The Joining Agent acknowledges that it has received and has had the opportunity to review of a copy of the Distribution Agreement.

2.       The Joining Agent hereby acknowledges and agrees, with effect as of the date hereof, to join and become a party to, to be bound by, to be subject and to comply with the terms, conditions and provisions of the Distribution Agreement, severally and not jointly, with the Agents under the Distribution Agreement. From the date hereof, all references to an Agent in the Distribution Agreement or any document, instrument or agreement executed and delivered or furnished in connection therewith shall be deemed to be and include references to the Joining Agent.

3.       The Company represents and warrants that this Joinder Agreement has been duly authorized, executed and delivered by the Company and the Company has the full right, power and authority to execute and deliver this Joinder Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery of this Joinder Agreement and the consummation of the transactions contemplated hereby has been and will be duly and validly taken by the Company.

4.       This Joinder Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. Electronic signatures complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law will be deemed original signatures for purposes of this Joinder Agreement.

5.       No amendment or waiver of any provision of this Joinder Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

6.       Miscellaneous.

(a)       Governing Law. This Joinder Agreement and any claim, controversy or dispute arising under or relating to this Joinder Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to its choice of law provisions.

(b)       Submission to Jurisdiction. The Company hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City and County of New York (the “Specified Courts”) in any suit or proceeding arising out of or relating to this Joinder Agreement or the transactions contemplated hereby (the “Related Proceedings”). The Company waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. The Company agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and may be enforced in any court to the jurisdiction of which Company is subject by a suit upon such judgment. The Company irrevocably appoints Atlantica North America LLC, located 850 New Burton Road, Suite 201, Dover, Delaware 19904, United States, as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such authorized agent, and written notice of such service to the Company by the person serving the same to the address provided in this Section 14(b), shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company hereby represents and warrants that such authorized agent has accepted such appointment and has agreed to act as such authorized agent for service of process. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such authorized agent in full force and effect for a period of four years from the date of this Joinder Agreement. With respect to any Related Proceeding, the Company irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

(c)       Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Joinder Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Joinder Agreement by signing in the space provided below.

Very truly yours, ATLANTICA SUSTAINABLE INFRASTRUCTURE PLC

By:
Name:
Title:

Accepted and agreed to as of the
date first above written:

[Joining Agent]

By:
Name:
Title:

Exhibit B

Atlantica Sustainable Infrastructure plc

Ordinary Shares

TERMS AGREEMENT

_____________, 20__

[●]

[●]

[●]

Dear Sirs:

Atlantica Sustainable Infrastructure plc, registered in England and Wales with the company number 08818211 and having its registered office at Great West House (Gw1), Great West Road, Brentford TW8 9DF, London, United Kingdom (the “Company”), proposes, subject to the terms and conditions stated herein and in the Distribution Agreement dated February 28, 2022 (the “Distribution Agreement”) between the Company and BofA Securities Inc., MUFG Securities Americas Inc. and RBC Capital Markets, LLC (each, an “Agent” and collectively the “Agents”), to issue and sell to [●] (the “Agent[s]”) the securities specified in the Schedule hereto (the “Purchased Securities”). Unless otherwise defined below, terms defined in the Distribution Agreement shall have the same meanings when used herein.

Each of the provisions of the Distribution Agreement not specifically related to the solicitation by the Agent[s], as agent[s] of the Company, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations, warranties and agreements set forth therein shall be deemed to have been made as of the date of this Terms Agreement and the Settlement Date set forth in the Schedule hereto.

An amendment to the Registration Statement or a supplement to the Prospectus, as the case may be, relating to the Purchased Securities, in the form heretofore delivered to the Agent[s], is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Distribution Agreement which are incorporated herein by reference, the Company agrees to issue and sell to the Agent[s], and the latter agrees to purchase from the Company, the Purchased Securities at the time and place and at the purchase price set forth in the Schedule hereto.

Notwithstanding any provision of the Distribution Agreement or this Terms Agreement to the contrary, the Company consents to the Agent[s] trading in the Ordinary Shares for Agent’s own account and for the account of its clients at the same time as sales of the Purchased Securities occur pursuant to this Terms Agreement.

[Signature Page Follows]

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between the Agent[s] and the Company.

ATLANTICA SUSTAINABLE INFRASTRUCTURE PLC

By:
Name:
Title:

Accepted and agreed as of

the date first above written:

[Agent[s]]___________________________________________________

By:
Name:
Title:

Schedule to Terms Agreement

Title of Purchased Securities:

Ordinary Shares, nominal value $0.10 per share

Number of Shares of Purchased Securities:

[•] shares

Initial Price to Public:

$[•] per share

Purchase Price Payable by the Agent:

$[•] per share

Method of and Specified Funds for Payment of Purchase Price:

[By wire transfer to a bank account specified by the Company in same day funds.]

Method of Delivery:

[To the Agent’s account, or the account of the Agent’s designee, at The Depository Trust Company via DWAC in return for payment of the purchase price.]

Settlement Date:

[•], 20[•]

Closing Location:

[•]

Documents to be Delivered:

The following documents referred to in the Distribution Agreement shall be delivered on the Settlement Date as a condition to the closing for the Purchased Securities (which documents shall be dated on or as of the Settlement Date and shall be appropriately updated to cover any Permitted Free Writing Prospectuses and any amendments or supplements to the Registration Statement, the Prospectus, any Permitted Free Writing Prospectuses and any documents incorporated by reference therein):

(1) the officer’s certificate referred to in Section 5(a)(i);

(2) the opinions and negative assurance letter of the Company’s outside counsel referred to in Section 5(a)(ii);

(3) the “comfort” letter referred to in Section 5(a)(iii);

(4) the Chief Financial Officer’s certificate referred to in Section 5(a)(iv);

(5) the opinion and negative assurance letter referred to in Section 5(b); and

(6) such other documents as the Agent shall reasonably request.

[Lockup:]

[•]

Time of sale: [•] [a.m./p.m.] (New York City time) on [•], [•]

Time of sale information:

●	The number of shares of Purchased Securities set forth above

●	The initial price to public set forth above

●	[Other]

Exhibit C

ATLANTICA SUSTAINABLE INFRASTRUCTURE PLC

OFFICER’S CERTIFICATE

February 28, 2022

The undersigned, the Chief Financial Officer of Atlantica Sustainable Infrastructure plc, a company registered in England and Wales (the “Company”), pursuant to Section 5(a)(i) of the distribution agreement, dated as of February 28, 2022 (the “Distribution Agreement”), by and between the Company and BofA Securities Inc., MUFG Securities Americas Inc. and RBC Capital Markets, LLC, hereby certifies that he is authorized to execute this Officers’ Certificate in the name and on behalf of the Company. The undersigned also hereby certifies that:

(i)	the representations and warranties of the Company in the Distribution Agreement are true and correct;

(ii)	the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under the Distribution Agreement at or prior to the date hereof;

(iii)	there has not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement or the Prospectus Supplement, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business; and

(iv)	no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated.

Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Distribution Agreement.

[Signature Page Follows]

C-1

IN WITNESS WHEREOF, the undersigned has hereunto set his hands as of the date set forth above.

Name:
Title:

C-2

Exhibit D

ATLANTICA SUSTAINABLE INFRASTRUCTURE PLC

CHIEF FINANCIAL OFFICER CERTIFICATE

February 28, 2022

BofA Securities Inc.

One Bryant Park

New York, New York 10036

MUFG Securities Americas Inc.

1221 Avenue of the Americas, 6th Floor

New York, New York 10020

RBC Capital Markets, LLC

200 Vesey Street, 8th Floor

New York, New York 10281

Dear Sirs:

Reference is made to the distribution agreement, dated as of February 28, 2022 (the “Distribution Agreement”), by and between Atlantica Sustainable Infrastructure plc, a company registered in England and Wales (the “Company”) and BofA Securities Inc., MUFG Securities Americas Inc. and RBC Capital Markets, LLC.

Capitalized terms used in this certificate but not otherwise defined herein shall have the meanings given to them in the Distribution Agreement.

The undersigned, Francisco Martinez-Davis, Chief Financial Officer of the Company, hereby certifies, in such officer’s capacity as Chief Financial Officer of the Company, and on behalf of the Company and its consolidated subsidiaries (together, the “Group”) that:

1.	I have responsibility for the Company’s financial and accounting matters and I am familiar with the accounting, operations, controls and records systems, including the internal control over the financial reporting, of the Group (the “Company Records”).

2.	I have read and supervised the compilation and review of the financial, operating and other data identified by a “circle” on the selected pages from (a) the Company’s annual report on Form 20-F for the year ended December 31, 2021 (the “Annual Report Circled Information”), (b) the Prospectus Supplement relating to the At-the-Market Offering, attached hereto as Appendix 1 (the “Prospectus Supplement Circled Information”, and together with the Annual Report Circled Information, the “Identified Information”).

3.	The Identified Information is derived from the Company Records and other reliable sources. I have performed, or have supervised and had relevant members of my staff perform, procedures and adequate controls to verify the accuracy of the Identified Information against the Company Records and other reliable sources. Based on this review, to the best of my knowledge, after due and careful inquiry, such Identified Information is correct, complete and accurate and not misleading in any material respect.

The statements made in this certificate are deemed to be true and accurate at the date hereof.

This certificate is being provided to assist BofA Securities Inc., MUFG Securities Americas Inc. and RBC Capital Markets, LLC in conducting their investigation of the Group in connection with the Offering and shall not be used for any other purpose. Notwithstanding the foregoing, each of Skadden, Arps, Slate, Meagher & Flom (UK) LLP and Latham &Watkins (London) LLP are entitled to rely on this certificate in connection with their opinions rendered pursuant to the Distribution Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, this certificate has been executed by the Chief Financial Officer on behalf of the Company on the date first written above.

ATLANTICA SUSTAINABLE INFRASTRUCTURE PLC

_________________________

Name: Francisco Martinez-Davis
Title: Chief Financial Officer

[Signature Page to Chief Financial Officer Certificate]

APPENDIX 1

Annual Report Circled Information

Prospectus Supplement Circled Information